EXHIBIT 2

UNCONDITIONAL CORPORATE GUARANTY AGREEMENT

THIS CORPORATE UNCONDITIONAL GUARANTY AGREEMENT (the “Guaranty”) is made and entered into as of April 5, 2002, by and between SECURITY CAPITAL CORPORATION, a Delaware corporation (the “Guarantor”), and BANK ONE, N.A., a national banking association with its principal offices located in Columbus, Ohio (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Guaranty and are an integral part of this Guaranty.

A.           Loans.  Guarantor, Primrose School Franchising Company, a Georgia corporation (the “Borrower”), Primrose Holdings, Inc., a Delaware corporation, and the Lender have entered into a Loan Agreement of even date herewith (the “Loan Agreement”) pursuant to which Lender has agreed to lend to the Borrower the maximum sum of up to $1,000,000 under a revolving line of credit (the “Revolving Credit Commitment”) and a term loan in the principal amount of $7,200,000 (the “Term Loan”).  The Revolving Credit Commitment is evidenced by a promissory note (the “Revolving Credit Note”) of the Borrower.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the Revolving Credit Loans.  The Term Loan is evidenced by a certain Tranche A Term Note in the original principal amount of $4,000,000 and a certain Tranche B Term Note in the original principal amount of $3,200,000 (the “Term Notes”, and, collectively with the Revolving Credit Note, the “Notes”).  The Revolving Credit Loans and the Term Loan are hereinafter collectively referred to as the “Loans.”  Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.            Guaranty.  Lender is willing to enter into the Loan Agreement upon the condition that Guarantor execute and deliver this Guaranty.

Statement of Agreement

Guarantor, in consideration of the premises and for the purpose of inducing Lender to enter into the Loan Agreement, does hereby covenant and agree to and for the benefit of Lender as follows:

§1.          Guaranty. Guarantor hereby absolutely and unconditionally guarantees the full and prompt payment upon demand, by acceleration or otherwise, of all amounts owing by Borrower at any time under the Loan Agreement, the Notes or the other Loan Documents (as such agreements, or any one or more of them, may be amended, modified, extended or renewed from time to time), however created, arising or evidenced, whether direct or indirect, absolute or contingent, and whether now or hereafter existing (including, without limitation, the principal of and interest on the Notes, any unpaid Commitment Fees and other unpaid fees owing to Lender by Borrower with respect thereto), and the Borrower’s performance of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in the Loan Agreement, the Notes and the other Loan Documents (collectively, the “Obligations”).  Guarantor further agrees to pay all reasonable expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) paid or incurred by Lender in endeavoring to collect the Obligations or any part thereof and in enforcing this Guaranty.

§2.          Rescission or Return of Payments.  Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Lender to any of the Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including without limitation the insolvency, bankruptcy or reorganization of the Borrower), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and this Guaranty shall continue to be effective or reinstated, as the case may be, as to such Obligations, all as though such application by Lender had not been made.

§3.          Unconditional Obligations.  The obligations of Guarantor under this Guaranty are unconditional and shall not be impaired by any action or omission to act, with or without notice to Guarantor, of Lender or any other holder of any of the Obligations, or by reason of any other circumstance (excepting payment in fact) which might otherwise constitute a discharge or defense of a guarantor including specifically the right to cure any default of Borrower in any third party.  Lender may, from time to time, at its sole discretion and without notice to Guarantor, take any or all of the following actions without discharging or in any way impairing any of the obligations of Guarantor hereunder: (i) retain or obtain a security interest in any collateral of the Borrower to secure any of the Obligations or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Obligations, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations, (iv) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (v) resort to Guarantor for payment of any of the Obligations, whether or not Lender shall have resorted to any Collateral or other property securing any of the Obligations or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations.

§4.          Tax Returns.  Throughout the term of this Guaranty, Guarantor shall furnish to Lender the financial statements and reports of Guarantor required to be delivered to Lender under Section 6.4 of the Loan Agreement.

§5.          Set-offs and Claims by Guarantor.  No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (excepting payment in fact) which Guarantor has or may have against Lender shall limit or in any way affect the obligations of Guarantor hereunder to the extent permitted by law.

§6.          Application of Payments.  Any amounts received by Lender from whatsoever source on account of the Obligations, including without limitation payments received from Guarantor pursuant to this Guaranty may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect.

§7.          Waivers.  Guarantor hereby expressly waives diligence, presentment, protest, notice of dishonor, demand for payment or performance, extension of time of payment or performance, notice of acceptance of this Guaranty, and indulgences and notices of every kind under the Loan Agreement and consents to any and all forbearances and extensions of time thereunder and to any and all changes in the terms, covenants and conditions thereof, and agrees that Guarantor shall not be released hereunder by any matter or things whatsoever (excepting payment in fact) whereby Guarantor as an absolute guarantor and surety otherwise would or might be released other than a written release delivered by Lender.

§8.          Costs and Expenses.  Guarantor agrees to pay all the reasonable costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by Lender in enforcing or attempting to enforce this Guaranty following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.  If any such fees and expenses are not so reimbursed, the amount thereof shall, to the extent permitted by law, constitute indebtedness secured hereby, and in any action brought to collect such indebtedness Lender shall be entitled to seek the recovery of such fees and expenses in such action except as limited by law or by judicial order or decision entered in such proceedings.

§9.          Representations of Guarantor.  Guarantor hereby represents and warrants that Guarantor has not received any promissory note from the Borrower or entered into any other written or oral agreement with the Borrower stating that Guarantor will be reimbursed by the Borrower if Guarantor makes any payments under this Guaranty or any other guaranty and further covenants that Guarantor has not received any property of the Borrower as security for such reimbursement.  Guarantor hereby covenants and agrees that Guarantor will not, at any time prior to the satisfaction in full of the Obligations, accept any promissory note or enter into any written or oral agreement with the Borrower which has the effect of requiring the Borrower to reimburse Guarantor for any payments that Guarantor may make under this Guaranty or any other guaranty, accept any property of the Borrower as security for any such reimbursement (whether by agreement, under common law, or otherwise), or make any claim for the reimbursement, or any claim that Guarantor should be subrogated to the rights of Lender or any other creditor against the Borrower.  The waivers, representations, warranties, covenants, and agreements contained in this paragraph and this Guaranty are for the benefit of and may be enforced by Lender (or any other creditor) and Borrower and their respective successors and assigns, including, without limitation, any trustee in bankruptcy of the Borrower.

§10.        Bankruptcy Action.  Guarantor agrees to repay all monies, including but not limited to reasonable attorneys’ fees, paid by Lender in defense of any action asserted against Lender by the Borrower, as a debtor-in-possession, or by a trustee in bankruptcy in a proceeding brought under 11 U.S.C. Section 547 of the United States Bankruptcy Code for the recovery of monies received by Lender from the Borrower as a result of Guarantor’s obligations hereunder.

Guarantor further agrees to repay any monies paid by Lender in settlement of any such action or in satisfaction of any judgment rendered against Lender in such an action.

§11.        Excess Liabilities.  The creation or existence from time to time of Obligations in excess of the amount evidenced by the Loan Agreement is hereby authorized, without notice to Guarantor, and shall in no way affect or impair the rights of Lender and the obligations of Guarantor under this Guaranty.

§12.        Assignment or Transfer of Liabilities.  Lender may, from time to time, without notice to Guarantor, assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any such interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the transferor; provided, however, that, unless the Lender shall otherwise consent in writing, Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of Lender, as to those of the Obligations which shall not have been assigned or transferred.

§13.        Events of Default.  Each of the following shall constitute an event of default (“Event of Default”), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non–governmental body:

(a)           Guarantor shall default in the performance or observance of any agreement or covenant contained in this Guaranty (other than a covenant or agreement or default in the performance or observance of which is elsewhere in this Section 13 specifically dealt with), and such default shall continue for a period of ten (10) calendar days after written notice thereof from Lender.

(b)           An Event of Default as defined in the Loan Agreement.

§14.        Consequences of Event of Default.  If any Event of Default shall have occurred and be continuing, Lender may proceed hereunder against Guarantor and Lender shall have, in its sole discretion, the right to proceed first and directly against Guarantor under this Guaranty without proceeding first or concurrently against the Borrower, exhausting any other remedies it may have (including, without limitation, any remedies under the Loan Agreement) or without resorting to any other security held by Lender.  This is a guaranty of payment and not of collection and Guarantor further waives any right to require that any action first be brought against the Borrower or any other person or party or to require that resort be had to any security.

§15.        Cumulative Remedies, Delays.  No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Lender except as expressly set forth in a writing duly signed and delivered by Lender.  No action of Lender permitted hereunder shall in any way affect or impair the rights of Lender and the obligations of Guarantor under this Guaranty.  For the purpose of this Guaranty, Obligations shall include all Obligations, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such Obligations, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder.

§16.        Subordination.  Guarantor hereby subordinates any and all claims (except for claims relating to earned salaries and wages) which it now has, or in the future may acquire, as a creditor of the Borrower, to the prior payment and satisfaction in full of this Guaranty.  If, prior to the payment and satisfaction of this Guaranty, Guarantor would, without reference to the provisions of this Section 16, be entitled to receive any payment on account of any claim of Guarantor against the Borrower, all such payments shall be made instead to Lender until the Obligations have been paid and satisfied in full, and Guarantor hereby so directs.  If Guarantor receives any payment on account of any claim of Guarantor against the Borrower, then Guarantor shall immediately pay the same over to Lender to be applied to the payment or satisfaction of the Obligations, if any.  Nothing contained herein shall, or shall be interpreted to, limit the right of the Guarantor to receive and distribute to its shareholders any dividend permitted by Section 7.17 of the Loan Agreement.

§17.        Notices.  Each notice, certificate, request or other communication to be given or made in accordance with this Guaranty shall be deemed to be made or given in accordance with the provisions of Section 9.1 of the Loan Agreement.

§18.        Amendments, Modifications, Etc.  No amendment, modification, termination, or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

§19.        Applicable Law.  This Guaranty shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

§20.        Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

§21.        Counterparts.  This Guaranty may be executed simultaneously in several counterparts, each of which shall be regarded as an original, with the same effect as if the signatures thereto were upon the same instrument.

§22.        Merger.  This Guaranty reflects the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements or understandings with respect thereto in their entirety.

§23.        Headings.  Headings of the sections of this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

§24.        Effective Date.  This Guaranty shall become effective upon the execution, consent or acknowledgment of a counterpart hereof by each of the parties.

§25.        Confession of Judgment.  Guarantor hereby irrevocably authorizes any attorney-at-law to appear for Guarantor in an action on this Guaranty at any time after the Obligations or any part thereof become due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, or elsewhere, and to waive the issuing and service of process against Guarantor and to confess judgment in favor of Lender against Guarantor for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, Lender nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

This Guaranty has been executed and delivered by Guarantor in Franklin County, Ohio and has been acknowledged by Lender all effective as of the date first written above.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

SECURITY CAPITAL CORPORATION,
a Delaware corporation

By:	/s/ Robert J. Bossart
Name:	Robert J. Bossart
Title:	Authorized Signatory

Acknowledged and Agreed:

BANK ONE, N.A.

By:	/s/ Mark Slayman
Mark Slayman, Vice President

STATE OF OHIO	)
) SS
COUNTY OF FRANKLIN	)

Before me, a Notary Public in and for said County and State, personally appeared Robert J. Bossart, the Officer of Security Capital Corporation, who acknowledged the signing of the foregoing instrument on behalf of said corporation to be his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Columbus, Ohio, this 5th  day of April, 2002.

/s/ Catherine A. Taylor
Notary Public